Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Continued Growth in Revenue and

Earnings in Third Quarter of 2006

ATLANTA, October 18, 2006 — Equifax Inc. (NYSE: EFX) today announced record financial results for the three months ended September 30, 2006. Revenue increased 5 percent to $394.6 million, in comparison to a strong third quarter of 2005 when revenue grew 17 percent. Net income rose 26 percent to $78.9 million, from the third quarter of 2005. Diluted earnings per share grew 30 percent to 61 cents, from the third quarter of 2005.

On a non-GAAP basis, excluding the favorable net impact of certain litigation and tax matters in the third quarter of 2006 and the negative incremental impact of adopting Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) on January 1, 2006, net income grew 7 percent to $66.9 million and diluted earnings per share rose 10 percent to 52 cents, from the third quarter of 2005. See the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures attached to this earnings release for additional information.

“Our financial results reflect continued growth and are consistent with the messages communicated at our Investor Day on September 8th. These results are a testament to the strength of our market franchise, the dedication of our leadership team and the diversity of our customer base,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer.

As announced on October 9, 2006, Equifax acquired Austin Consolidated Holdings, Inc., known as Austin-Tetra, a leading provider of business-to-business data management and enhancement services to the commercial market. This acquisition is an integral part of our long-term growth strategy, complementing our commercial information business. “The acquisition of Austin-Tetra expands Equifax’s market-leading commercial information database and will broaden the suite of solutions we can provide our largest customers,” Mr. Smith said.

Third Quarter 2006 Highlights

•                  Operating margin increased to 31 percent in the third quarter of 2006 from 29 percent in the third quarter of 2005. On a non-GAAP basis, excluding the favorable impact of certain litigation matters and the negative incremental impact of adopting SFAS 123R, operating margin was 30 percent in the third quarter of 2006.

•                  Cash provided by operating activities for the third quarter of 2006 was $99.4 million, bringing the total cash provided by operating activities to $255.4 million for the nine months ended September 30, 2006.

•                  Equifax repurchased 2.0 million shares of its common stock on the open market for $65.0 million during the third quarter of 2006. At September 30, 2006, $183.4 million remained authorized for future share repurchases.

•                  The effective tax rate for the third quarter of 2006 was 29.7 percent, as compared to 39.0 percent for the same period in 2005. The decline was primarily driven by the reversal of certain income tax reserves related to uncertain tax positions due to the expiration of the applicable statute of limitations during the third quarter of 2006. On a non-GAAP basis, excluding the favorable impact of the reversal of certain income tax reserves, our effective tax rate was 38.1 percent.

North America

Total revenue increased 3 percent to $314.1 million in the third quarter of 2006, from the third quarter of 2005. This increase is in comparison to a strong third quarter of 2005 when revenue grew 17 percent. Operating margin for North America was 40 percent in the third quarter of 2006 compared to 38 percent in the third quarter of 2005. On a non-GAAP basis, excluding the favorable impact of certain litigation matters, operating margin was 38 percent in the third quarter of 2006.

•                  North America Information Services revenue was $212.9 million, up 1 percent compared to the third quarter of 2005.

•                  Marketing Services revenue was $68.7 million, up 5 percent compared to the third quarter of 2005.

•                  Personal Solutions revenue was $32.5 million, up 13 percent compared to the third quarter of 2005.

Europe

Total revenue was $39.8 million, up 13 percent compared to the third quarter of 2005. In local currency, revenue was up 8 percent when compared to the same period in the prior year. Operating margin was 22 percent, down from 25 percent in the third quarter of 2005.

Latin America

Total revenue was $40.7 million, up 18 percent compared to the third quarter of 2005. In local currency, revenue was up 14 percent when compared to the same period in the prior year. Operating margin was 31 percent, up from 29 percent in the third quarter of 2005.

About Equifax

Equifax Inc. is a global leader in information technology that enables and secures global commerce with consumers and businesses. We are one of the largest sources of consumer and commercial data. Utilizing our databases, advanced analytics and proprietary enabling technology, we provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,800 people in 13 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the third quarter earnings release will be held tomorrow at 9:00 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast. This press release, the financial tables, as well as other supplemental information, are also available at that Web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance.  The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): pretax income, net income and diluted earnings per share, excluding certain litigation and tax matters and the incremental impact of SFAS 123R; operating income and operating margin, excluding certain litigation matters and the incremental impact of SFAS 123R for particular business segments and our consolidated results; and effective tax rate, excluding certain items. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, including the related notes, is presented in the Q&A. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions and movements in interest rates that materially impact consumer spending and consumer debt; changes in demand for Equifax’s products and services; our ability to successfully develop new products and services; pricing and other competitive pressures; risks relating to illegal third party efforts to access data; risks associated with the integration of acquisitions and other investments; changes in laws and regulations governing our business, including federal or state responses to identity theft concerns; the outcome of pending litigation and certain other factors discussed under Item 1A, “Risk Factors” in Equifax’s 2005 Annual Report on Form 10-K, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$394.6	$375.3

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	157.9	153.0
Selling, general and administrative expenses	95.7	94.5
Depreciation and amortization	20.4	20.5
Total operating expenses	274.0	268.0
Operating income	120.6	107.3
Interest expense	(7.9)	(8.6)
Minority interests in earnings, net of tax	(1.0)	(1.0)
Other income, net	0.5	4.8
Income before income taxes	112.2	102.5
Provision for income taxes	(33.3)	(40.0)
Net income	$78.9	$62.5

Basic earnings per common share	$0.62	$0.48
Shares used in computing basic earnings per share	126.4	129.9
Diluted earnings per common share	$0.61	$0.47
Shares used in computing diluted earnings per share	128.4	132.5
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$1,156.3	$1,082.1

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	466.5	443.3
Selling, general and administrative expenses	301.6	262.3
Depreciation and amortization	62.0	60.5
Total operating expenses	830.1	766.1
Operating income	326.2	316.0
Interest expense	(24.0)	(27.5)
Minority interests in earnings, net of tax	(3.0)	(3.6)
Other income, net	16.0	9.9
Income before income taxes	315.2	294.8
Provision for income taxes	(103.8)	(111.1)
Net income	$211.4	$183.7

Basic earnings per common share	$1.65	$1.42
Shares used in computing basic earnings per share	127.8	129.8
Diluted earnings per common share	$1.62	$1.39
Shares used in computing diluted earnings per share	130.1	132.6
Dividends per common share	$0.12	$0.11

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions, except par values)	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55.7	$37.5
Trade accounts receivable, net of allowance for doubtful accounts of $10.3 at September 30, 2006 and $9.6 at December 31, 2005	248.5	216.0
Prepaid expenses	24.9	17.9
Other current assets	12.9	9.0
Total current assets	342.0	280.4

Property and equipment:
Capitalized internal-use software and system costs	232.8	205.9
Data processing equipment and furniture	133.6	124.5
Land, buildings and improvements	29.2	29.1
Total property and equipment	395.6	359.5
Less accumulated depreciation and amortization	(239.0)	(202.7)
Total property and equipment, net	156.6	156.8

Goodwill	808.5	791.2
Indefinite-lived intangible assets	95.3	95.0
Purchased intangible assets, net	242.7	263.4
Prepaid pension asset	189.9	183.7
Other assets, net	59.1	61.0
Total assets	$1,894.1	$1,831.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$91.7	$92.3
Accounts payable	21.3	5.9
Accrued expenses	50.1	54.0
Accrued salaries and bonuses	40.7	40.7
Deferred revenue	62.3	49.2
Other current liabilities	54.9	52.4
Total current liabilities	321.0	294.5
Long-term debt	416.9	463.8
Deferred income tax liabilities, net	135.3	126.1
Other long-term liabilities	102.8	126.8
Total liabilities	976.0	1,011.2

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 186.2 at September 30, 2006 and 185.2 at December 31, 2005; Outstanding shares - 125.7 at September 30, 2006 and 129.2 at December 31, 2005	232.7	231.5
Paid-in capital	599.9	559.0
Retained earnings	1,720.7	1,525.1
Accumulated other comprehensive loss	(134.0)	(157.8)
Treasury stock, at cost, 56.3 shares at September 30, 2006 and 51.7 shares at December 31, 2005	(1,439.5)	(1,274.6)
Stock held by employee benefits trusts, at cost, 4.2 shares at September 30, 2006 and 4.3 shares at December 31, 2005	(61.7)	(62.9)
Total shareholders’ equity	918.1	820.3
Total liabilities and shareholders’ equity	$1,894.1	$1,831.5

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(In millions)	2006	2005
	(Unaudited)
Operating activities:
Net income	$211.4	$183.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62.0	60.5
Stock-based compensation expense	14.4	5.9
Tax effects of stock-based compensation plans	6.9	13.0
Excess tax benefits from stock-based compensation plans	(3.5)	—
Deferred income taxes	3.7	13.7
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(29.3)	(21.4)
Prepaid expenses and other current assets	(6.7)	10.9
Other assets	(3.9)	(12.3)
Current liabilities, excluding debt	26.1	(4.5)
Other long-term liabilities, excluding debt	(25.7)	(11.8)
Cash provided by operating activities	255.4	237.7

Investing activities:
Capital expenditures	(34.1)	(33.3)
Acquisitions, net of cash acquired	—	(121.8)
Other	(0.1)	10.1
Cash used in investing activities	(34.2)	(145.0)

Financing activities:
Net short-term (repayments) borrowings	(0.6)	88.6
Net (repayments) borrowings under long-term revolving credit facilities	(47.0)	120.0
Payments on long-term debt	—	(250.0)
Treasury stock purchases	(163.9)	(95.0)
Dividends paid	(15.3)	(14.8)
Proceeds from exercise of stock options	19.8	47.7
Excess tax benefits from stock-based compensation plans	3.5	—
Other	(0.2)	0.7
Cash used in financing activities	(203.7)	(102.8)
Effect of foreign currency exchange rates on cash and cash equivalents	0.7	(0.5)
Increase (decrease) in cash and cash equivalents	18.2	(10.6)
Cash and cash equivalents, beginning of period	37.5	52.1
Cash and cash equivalents, end of period	$55.7	$41.5

Common Questions & Answers (Unaudited)

(Dollars in millions, except per share amounts)

1.              What were the events associated with certain litigation matters that occurred during the third quarter of 2006?

During the third quarter of 2006, we recorded a net reversal of loss contingencies in operating expenses associated with certain litigation matters, which resulted in a favorable $5.0 million, pretax, ($3.1 million net of tax) impact on operating expenses and $0.02 favorable impact on diluted earnings per share. This net reversal of loss contingencies consists of:

*      a favorable $9.0 million, pretax, reversal of a portion of the $14.0 million, pretax, loss contingency, recorded during the second quarter of 2006 in our Personal Solutions segment financial results, due to favorable court rulings that occurred during the third quarter of 2006. Of the $9.0 million, pretax, reversal, $7.5 million was reversed to selling, general and administrative expenses and $1.5 million was reversed to cost of services in our Consolidated Statements of Income.

*      an unfavorable $4.0 million, pretax, contingent loss associated with certain legal matters within our North America Information Services segment.

The following is the impact of these litigation matters on our Consolidated Statements of Income for the three and nine months ended September 30, 2006:

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
Gain (loss)	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Loss contingency, net of reversal (Personal Solutions)*	$9.0	$5.6	$0.04	$(5.0)	$(3.1)	$(0.02)
Loss contingency (Information Services)*	(4.0)	(2.5)	(0.02)	(4.0)	(2.5)	(0.02)
Total litigation matters, net	$5.0	$3.1	$0.02	$(9.0)	$(5.6)	$(0.04)

*      Personal Solutions and Information Services financial results are both reported in the North America segment financial results.

See non-GAAP reconciliations A and C through F herein, including the related notes, for additional information.

2.              What drove the increase in other income, net for the nine months ended September 30, 2006 as compared to the same period in 2005?

The increase in other income, net was primarily due to the settlement of claims against former selling shareholders of Naviant, Inc., an acquisition in 2002, which resulted in a $14.1 million non-taxable gain (diluted earnings per share impact of $0.10) recorded during the second quarter of 2006, partially offset by a $3.3 million, pretax, gain recorded during the third quarter of 2005 related to an agreement with RMA Holdings, LLC.

The following is the impact of the Naviant litigation settlement on our Consolidated Statements of Income for the three and nine months ended September 30, 2006:

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Gain on litigation settlement	$—	$—	$—	$14.1	$14.1	$0.10

See non-GAAP reconciliations A and B herein, including the related notes, for additional information.

3.              What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 29.7% for the three months ended September 30, 2006, down from 39.0% for the same period in 2005, due primarily to the reversal of income tax reserves related to uncertain tax positions for which the applicable statute of limitations expired in the third quarter of 2006.

Our effective income tax rate was 32.9% for the nine months ended September 30, 2006 down from 37.7% for the same period in 2005. The reduction was due primarily to the reversal of income tax reserves related to uncertain tax positions for which the applicable statute of limitations expired in the third quarter of 2006 and the non-taxable litigation settlement related to Naviant Inc. during the second quarter of 2006.

The following is the impact of the reversal of the income tax reserves, which resulted in an income tax benefit, on our Consolidated Statements of Income for the three and nine months ended September 30, 2006:

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Income tax benefit	$—	$9.5	$0.07	$—	$9.5	$0.07

See non-GAAP reconciliations A and B herein, including the related notes, for additional information.

4.              What was the incremental impact on the Consolidated Statements of Income for the three and nine months ended September 30, 2006 as a result of adopting Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”) on January 1, 2006?

The adoption of SFAS 123R resulted in the following incremental impact on our Consolidated Statements of Income for the three and nine months ended September 30, 2006:

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Incremental (expense) due to SFAS 123R	$(0.8)	$(0.6)	$—	$(6.6)	$(4.5)	$(0.03)

See non-GAAP reconciliations A and F herein, including the related notes, for additional information.

5.              What was the impact on the Consolidated Statements of Income for the three and nine months ended September 30, 2006 as a result of the announcement of Donald T. Heroman to retire early?

During the third quarter of 2006, we recorded operating expenses of $1.9 million, pretax, and $1.2 million, net of tax, as a result of Mr. Heroman’s announcement that he will retire early.

Common Questions & Answers (Unaudited)

(Dollars in millions)

6.              Can you provide a further analysis of operating revenue and operating income?

Operating revenue and operating income consist of the following components:

	Three Months Ended September 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$212.9	54%	$211.2	56%	$1.7	1%
Marketing Services	68.7	18%	65.6	18%	3.1	5%
Personal Solutions	32.5	8%	28.8	8%	3.7	13%
North America - Total	314.1	80%	305.6	82%	8.5	3%
Europe	39.8	10%	35.1	9%	4.7	13%
Latin America	40.7	10%	34.6	9%	6.1	18%
Total operating revenue	$394.6	100%	$375.3	100%	$19.3	5%

	Three Months Ended September 30,
		Profit		Profit
	2006	Margin	2005	Margin	$ Change	% Change
Operating income:
North America
Information Services	$84.0	39%	$91.2	43%	$(7.2)	-8%
Marketing Services	24.5	36%	22.7	35%	1.8	8%
Personal Solutions	15.6	48%	2.5	9%	13.1	523%
North America - Total	124.1	40%	116.4	38%	7.7	7%
Europe	8.6	22%	8.7	25%	(0.1)	0%
Latin America	12.5	31%	10.0	29%	2.5	25%
General Corporate Expense	(24.6)	nm	(27.8)	nm	3.2	11%
Total operating income	$120.6	31%	$107.3	29%	$13.3	12%

	Nine Months Ended September 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$631.9	55%	$609.5	57%	$22.4	4%
Marketing Services	203.6	17%	187.2	17%	16.4	9%
Personal Solutions	94.3	8%	87.9	8%	6.4	7%
North America - Total	929.8	80%	884.6	82%	45.2	5%
Europe	112.3	10%	106.8	10%	5.5	5%
Latin America	114.2	10%	90.7	8%	23.5	26%
Total operating revenue	$1,156.3	100%	$1,082.1	100%	$74.2	7%

	Nine Months Ended September 30,
		Profit		Profit
	2006	Margin	2005	Margin	$ Change	% Change
Operating income:
North America
Information Services	$261.5	41%	$263.6	43%	$(2.1)	-1%
Marketing Services	69.4	34%	60.9	33%	8.5	14%
Personal Solutions	5.2	6%	9.8	11%	(4.6)	-47%
North America - Total	336.1	36%	334.3	38%	1.8	1%
Europe	26.9	24%	24.4	23%	2.5	11%
Latin America	32.9	29%	24.4	27%	8.5	35%
General Corporate Expense	(69.7)	nm	(67.1)	nm	(2.6)	-4%
Total operating income	$326.2	28%	$316.0	29%	$10.2	3%

nm - not meaningful

Common Questions & Answers (Unaudited)

(Dollars in millions)

7.              Can you provide a further analysis of operating revenue in the North America segment?

North America operating revenue consists of the following components:

	Three Months Ended September 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$165.3	53%	$160.2	53%	$5.1	3%
Mortgage Services	17.3	5%	22.8	7%	(5.5)	-24%
Canadian Operations	30.3	10%	28.2	9%	2.1	7%
Total Information Services	212.9	68%	211.2	69%	1.7	1%
Credit Marketing Services	41.6	13%	39.9	14%	1.7	4%
Direct Marketing Services	27.1	9%	25.7	8%	1.4	5%
Total Marketing Services	68.7	22%	65.6	22%	3.1	5%
Personal Solutions	32.5	10%	28.8	9%	3.7	13%
Total North America operating revenue	$314.1	100%	$305.6	100%	$8.5	3%

	Nine Months Ended September 30,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$486.8	52%	$460.8	52%	$26.0	6%
Mortgage Services	56.7	6%	66.0	8%	(9.3)	-14%
Canadian Operations	88.4	10%	82.7	9%	5.7	7%
Total Information Services	631.9	68%	609.5	69%	22.4	4%
Credit Marketing Services	122.0	13%	112.9	13%	9.1	8%
Direct Marketing Services	81.6	9%	74.3	8%	7.3	10%
Total Marketing Services	203.6	22%	187.2	21%	16.4	9%
Personal Solutions	94.3	10%	87.9	10%	6.4	7%
Total North America operating revenue	$929.8	100%	$884.6	100%	$45.2	5%

Common Questions & Answers (Unaudited)

(Dollars in millions)

8.              Can you provide an analysis of the components of operating expenses as a percentage of operating revenue?

Components of operating expenses as a percentage of operating revenue are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Cost of services	40%	41%	40%	41%
Selling, general and administrative expenses	24%	25%	26%	24%
Depreciation and amortization	5%	5%	6%	6%
Total operating expenses	69%	71%	72%	71%

9.              Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
North America	$15.0	$15.0	$44.5	$43.5
Europe	1.4	1.3	4.2	4.3
Latin America	1.6	1.8	5.3	5.2
General Corporate	2.4	2.4	8.0	7.5
Total depreciation and amortization	$20.4	$20.5	$62.0	$60.5

10.       What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$2.1	7%	$0.8	7%
Europe	1.9	5%	0.4	5%
Latin America	1.3	4%	0.2	2%
	$5.3	1%	$1.4	1%

	Nine Months Ended September 30, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$6.7	8%	$2.5	8%
Europe	(1.4)	-1%	(0.4)	-2%
Latin America	8.0	9%	1.6	7%
	$13.3	1%	$3.7	1%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.            Reconciliation of pretax income to pretax income, excluding certain litigation and tax matters and incremental impact of SFAS 123R; net income to net income, excluding certain litigation and tax matters and incremental impact of SFAS 123R; and diluted earnings per share to diluted earnings per share, excluding certain litigation and tax matters and incremental impact of SFAS 123R:

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS

Income from continuing operations	$112.2	$78.9	$0.61	$102.5	$62.5	$0.47

Reversal of loss contingencies, net (1)	(5.0)	(3.1)	(0.02)	—	—	—

Income tax benefit (2)	—	(9.5)	(0.07)	—	—	—

Income from continuing operations, excluding certain litigation and tax matters	107.2	66.3	0.52	102.5	62.5	0.47

Incremental impact of SFAS 123R (3)	0.8	0.6	—	—	—	—

Income from continuing operations, excluding certain litigation and tax matters and the incremental impact of SFAS 123R	$108.0	$66.9	$0.52	$102.5	$62.5	$0.47

	Nine Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2005
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS

Income from continuing operations	$315.2	$211.4	$1.62	$294.8	$183.7	$1.39

Litigation settlement (4)	(14.1)	(14.1)	(0.10)	—	—	—

Loss contingencies, net (1)	9.0	5.6	0.04	—	—	—

Income tax benefit (2)	—	(9.5)	(0.07)	—	—	—

Income from continuing operations, excluding certain litigation and tax matters	310.1	193.4	1.49	294.8	183.7	1.39

Incremental impact of SFAS 123R (3)	6.6	4.5	0.03	—	—	—

Income from continuing operations, excluding certain litigation and tax matters and the incremental impact of SFAS 123R	$316.7	$197.9	$1.52	$294.8	$183.7	$1.39

(1)      See Question #1 in the Q&A section of this document.

(2)      Due to the reversal of income tax reserves. See Question #3 in the Q&A section of this document.

(3)      Represents the incremental stock-based compensation expense related to our adoption of SFAS 123R on January 1, 2006.

(4)      During the second quarter of 2006, we recorded a non-taxable gain related to a settlement of claims against certain former selling shareholders of Naviant, Inc. The non-taxable gain is included in other income, net, on our Consolidated Statement of Income for the nine months ended September 30, 2006.

B.            Reconciliation of our effective tax rate to an effective tax rate, excluding certain items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Effective tax rate	29.7%	39.0%	32.9%	37.7%

Income tax benefit (1)	8.4%	—	3.1%	—

Litigation settlement (2)	—	—	1.7%	—

Effective tax rate, excluding certain items	38.1%	39.0%	37.7%	37.7%

(1)      Due to the reversal of income tax reserves. See Question #3 in the Q&A section of this document.

(2)      During the second quarter of 2006, we recorded a non-taxable gain related to a settlement of claims against certain former selling shareholders of Naviant, Inc. The non-taxable gain is included in other income, net, on our Consolidated Statement of Income for the nine months ended September 30, 2006.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions)

C.            Reconciliation of Personal Solutions operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Personal Solutions operating income	$15.6	$2.5	523%	$5.2	$9.8	-47%

Certain litigation matters, net	(9.0)	—		5.0	—

Personal Solutions operating income, excluding certain litigation matters	$6.6	$2.5	164%	$10.2	$9.8	5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Personal Solutions operating margin	48%	9%	6%	11%

Certain litigation matters, net	-28%	—	5%	—

Personal Solutions operating margin, excluding certain litigation matters	20%	9%	11%	11%

D.            Reconciliation of North America Information Services operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

North America Information Services operating income	$84.0	$91.2	-8%	$261.5	$263.6	-1%

Certain litigation matters, net	4.0	—		4.0	—

North America Information Services operating income, excluding certain litigation matters	$88.0	$91.2	-4%	$265.5	$263.6	1%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

North America Information Services operating margin	39%	43%	41%	43%

Certain litigation matters, net	2%	—	1%	—

North America Information Services operating margin, excluding certain litigation matters	41%	43%	42%	43%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions)

E.              Reconciliation of North America operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

North America operating income	$124.1	$116.4	7%	$336.1	$334.3	1%
Certain litigation matters, net	(5.0)	—		9.0	—
North America operating income, excluding certain litigation matters	$119.1	$116.4	2%	$345.1	$334.3	3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

North America operating margin	40%	38%	36%	38%
Certain litigation matters, net	-2%	—	1%	—
North America operating margin, excluding certain litigation matters	38%	38%	37%	38%

F.              Reconciliation of Consolidated operating income to operating income, excluding certain litigation matters and the incremental impact of SFAS 123R, and operating margin to operating margin, excluding certain litigation matters and the incremental impact of SFAS 123R:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Consolidated operating income	$120.6	$107.3	12%	$326.2	$316.0	3%
Certain litigation matters, net	(5.0)	—		9.0	—
Incremental impact of SFAS 123R	0.8	—		6.6	—
Consolidated operating income, excluding certain litigation matters and the incremental impact of SFAS 123R	$116.4	$107.3	8%	$341.8	$316.0	8%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Consolidated operating margin	31%	29%	28%	29%
Certain litigation matters, net	-1%	—	1%	—
Incremental impact of SFAS 123R	0%	—	1%	—
Consolidated operating margin, excluding certain litigation matters and the incremental impact of SFAS 123R	30%	29%	30%	29%

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Effective Tax Rate, Excluding Certain Items - This financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and excludes certain items, including (1) the reversal of a $9.5 million income tax reserve related to uncertain tax positions primarily due to the expiration of the applicable statute of limitations during the third quarter of 2006 and (2) the impact of the non-taxable $14.1 million gain recorded during the second quarter of 2006 related to the settlement of claims against the former selling shareholders of Naviant, Inc., an acquisition in 2002.  The effective tax rate, excluding certain items, is not a measurement of profitability under GAAP and should not be considered as an alternative to net income, operating income, provision for income taxes or earnings per share.

Management believes our effective tax rate, excluding certain items provides meaningful supplemental information regarding our performance by excluding the items discussed above in order to show a comparable effective tax rate since the items during the periods are material amounts and not comparable to similar activity in the prior periods presented. Equifax believes that this financial information is useful to our management and investors in assessing Equifax’s historical performance and liquidity and when planning, forecasting and analyzing future periods.

Pretax Income, Net Income and Diluted Earnings per Share, Excluding Certain Litigation and Tax Matters and Incremental Impact of SFAS 123R; Personal Solutions Operating Income and Operating Margin, Excluding Certain Litigation Matters; North America Information Services Operating Income and Operating Margin, Excluding Certain Litigation Matters; North America Operating Income and Operating Margin, Excluding Certain Litigation Matters; and Consolidated Operating Income and Operating Margin, Excluding Certain Litigation Matters and the Incremental Impact of SFAS 123R

Litigation Settlement - In June 2006, we consummated a settlement of claims against certain former selling shareholders of Naviant, Inc. In 2004, we served a demand for arbitration alleging, among other things, that the sellers were liable for rescission or for indemnification as a result of breaches of various representations and warranties concerning information furnished to us in connection with our acquisition of Naviant, Inc. in 2002. As a result of this settlement, we recognized a $14.1 million non-taxable gain in other income, net, on our Consolidated Statements of Income for the nine months ended September 30, 2006.

Management believes excluding this litigation settlement from certain financial results provides meaningful supplemental information regarding our financial results for the nine months ended September 30, 2006, as compared to the same periods in 2005 since the gain related to the litigation settlement associated with our previous acquisition of Naviant, Inc. is material and is not reflective of our core operations. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Other Litigation Matters – During the second quarter of 2006, we recorded a $14.0 million, pretax, and $8.7 million, net of tax, loss contingency related to certain legal matters. Of this $14.0 million, pretax loss, $11.5 million was recognized in selling, general and administrative expenses and $2.5 million was recognized in cost of services on our Consolidated Statements of Income. During the third quarter of 2006, there were favorable court rulings which reduced our exposure related to these litigation matters resulting in the reversal of a portion of the loss contingency. We reversed $9.0 million, pretax, of the loss contingency during the third quarter of 2006, of which $7.5 million was reversed to selling, general and administrative expenses and $1.5 million was reversed to cost of services on our Consolidated

Statements of Income. The $14.0 million loss during the second quarter of 2006 and $9.0 million subsequent reversal of a portion of the loss in the third quarter of 2006 are included within our Personal Solutions segment financial results. The loss contingency accrual totaled $5.0 million as of September 30, 2006.

During the third quarter of 2006, we also recorded a $4.0 million, pretax, loss associated with certain litigation matters within our North America Information Services segment. Of this $4.0 million, pretax loss, $3.5 million was recognized in selling, general and administrative expenses and $0.5 million was recognized in cost of services on our Consolidated Statements of Income.

Management believes excluding these litigation matters from certain financial results provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2006, as compared to the same periods in 2005 since the litigation loss contingencies and related reversal of such a material amount during the periods is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit – During the third quarter of 2006, the applicable statute of limitations related to uncertain tax positions expired resulting in the reversal of the related income tax reserve. The reversal of the reserves resulted in a $9.5 million income tax benefit. The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income for the three and nine months ended September 30, 2006.

Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2006, as compared to the same periods in 2005 since an income tax benefit of such a material amount is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

SFAS 123R - On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), which requires the cost relating to share-based payment transactions in which an entity exchanges its equity instruments for goods or services from either employees or non-employees be recognized in the Consolidated Financial Statements as the goods or services are rendered. The cost is measured at the fair value of the equity instrument issued. Since the date of adoption of SFAS 123R, we are no longer permitted to follow the intrinsic value accounting method under previous accounting guidance, which resulted in no stock-based compensation expense for stock options for which the exercise price was equal to the fair value of the underlying stock on the date of grant.

Management believes excluding the incremental impact of SFAS 123R from pretax, net income and diluted earnings per share provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2006, as compared to the same periods in 2005 since our Consolidated Financial Statements issued prior to January 1, 2006 did not change as a result of adopting SFAS 123R. There was no change to our prior years’ Consolidated Financial Statements because we elected the modified prospective transition method. Equifax believes that this financial information is useful to investors since it is consistent with how management assesses Equifax’s historical performance and year-over-year growth and when planning, forecasting and analyzing future periods. By excluding the incremental impact of SFAS 123R, our management is able to evaluate and review the financial and operational impact of various business initiatives.

The incremental impact of SFAS 123R during the three and nine months ended September 30, 2006 represents (1) the stock option expense related to stock options unvested at the time of adoption and granted during 2006, (2) the accelerated expense recognition for nonvested shares that were issued during the 2006 to employees that are retirement-eligible prior to the expiration of the stated vesting period, and (3) the impact of estimating forfeitures related to nonvested shares. For additional information about SFAS 123R, see Note 2 of the Notes to Consolidated Financial Statements in our Form 10-Q for the three months ended June 30, 2006.

*              *              *              *              *

These non-GAAP financial measures are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, operating margin or earnings per share and may not be comparable with non-GAAP financial measures used by other companies.